UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 20, 2021
Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On July 20, 2021, Body and Mind Inc. (the “Company” or “BaM”) issued a news release to announce that it has closed a US$11.1 million debt financing (the “Loan”) with related entities to FocusGrowth Asset Management, LP (collectively, “FGAM”).

Under the terms of the Loan, the Company can immediately draw the initial term loan of US$6.67 million of which US$6 million in funds is advanced to the Company and the Company can draw on the delayed draw term loan of US$4.44 million prior to December 31, 2021 of which US$4 million in funds will be advanced to the Company. The Loan matures in four years and bears interest at a rate of 13% per annum payable on the first day of each month hereafter. There are fees, financial covenants, and prepayment fees associated with the Loan as well as a security agreement and other related agreements. As part of the terms of the Loan, the Company has issued an aggregate of 8,000,000 common stock purchase warrants (each, a “Warrant”) to FGAM of which 4,800,000 Warrants will entitle the holder to acquire shares of common stock (each, a “Warrant Share”) at an exercise price of US$0.40 per Warrant Shares until July 19, 2025 and 3,200,000 Warrants will be held in escrow by the Company and released to FGAM at the time the Company draws on the delayed draw term loan, or cancelled if the Company does not draw on the delayed draw term loan, which will entitle the holder to acquire a Warrant Share at an exercise price of US$0.45 per Warrant Share until July 19, 2025. The material terms of the Loan will be described in a Current Report on Form 8-K to be filed by the Company on or about July 23, 2021.

The proceeds from the Loan will be used to (a) fund capital expenditures for existing and future projects, and (b) provide the necessary capital to help fund the Company’s growing pipeline of future growth opportunities.

“Over the last several quarters, we have demonstrated significant growth in revenue, EBITDA, and our asset base – including record financial results in our most recently reported quarter - by focusing on operations and opportunities in the rapidly growing U.S. cannabis space,” said Michael Mills, CEO of Body and Mind. “This financing allows the Company to advance growth initiatives and grow revenues through development projects, acquisitions, brand expansion and license applications. We look forward to working with the FocusGrowth team who have significant industry experience and deep cannabis domain knowledge.”

“These funds are perfectly timed to advance our 100%-owned California manufacturing facility that received local approval this past June,” said Trip Hoffmann, COO of Body and Mind. “Our growing pipeline of opportunities remains robust, and this financing will help us to scale within the jurisdictions where we currently operate as well as pursue strategic opportunities to expand into new regions.”

“FocusGrowth is excited to be a financing partner of Body and Mind as the Company continues to grow, expand its multi-state footprint and drive value creation for all stakeholders”, said John Lykouretzos, CEO of FGAM.

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The term note in the amount of US$6.67 million issued by the Company pursuant to the Loan (the “Note”) as well as the Warrants issued to FGAM have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from the registration requirements under the U.S. Securities Act, and applicable state securities laws. This press release shall not constitute an offer of securities for sale or a solicitation of offers to buy any securities nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. United States” and “U.S. person” are as defined in Regulation S under the U.S. Securities Act.

The Note and the Warrants issued pursuant to the Loan are “restricted securities” as defined under Rule 144(a)(3) of the U.S. Securities Act and contain the appropriate restrictive legends as required under the U.S. Securities Act. In addition, the Note and the Warrants are subject to a statutory hold period in Canada of four months and one day following the closing date in accordance with applicable Canadian securities laws, which shall expire on November 20, 2021.

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	News Release dated July 20, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: July 20, 2021	By:	/s/ Michael Mills
Michael Mills
President, CEO and Director

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